UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Securities Purchase Agreement and Equity Purchase Agreement

On June 22, 2016, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investors agreed to purchase, convertible debentures (the “Convertible Bridge Debentures”) in the aggregate principal amount of $240,000, in two tranches. The initial closing in the aggregate principal amount of $120,000 occurred on June 22, 2016, and the second closing in the aggregate principal amount of $120,000 is scheduled to occur on July 8, 2016 . To induce the Investor to purchase the Equity Purchase Agreement (described below), the Company issued an additional $100,000 convertible debenture, on the same terms of the Convertible Bridge Debentures to the Investor (the “Convertible Commitment Debenture”). The Company will not receive any cash for the Convertible Commitment Debentures.

The Convertible Commitment Debenture and the Convertible Bridge Debenture accrue interest at a rate of 10% per annum. Each of the debentures are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 40% discount to the lowest traded price of the Company’s common stock during the 30 trading days prior to the conversion date.

The Company and the Investor also entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which, following the filing and declaration of effectiveness of a registration statement by the Company (the “Registration Statement”) and the availability of authorized stock, the Company may “put” its shares of common stock to the Investor at a 20% discount to lowest traded price over the prior 10 trading days for up to the higher of $50,000 or 300% of the average daily trading volume over the previous 10 trading days, for up to an aggregate of $5,000,000 in aggregates “puts”.

In connection with the Equity Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file the Registration Statement for the resale of shares of common stock put to the Investor under the Equity Purchase Agreement, within 30 days of the closing date of the Equity Purchase Agreement, and to have such registration statements become effective within 60 days of the closing date of the Purchase Agreement.

The Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last Convertible Bridge Debenture. The Company also shall not enter into other variable rate transactions other than with pre-existing investors, so long as the Investors hold more than $2,000,000 in debentures of the Company, including pre-existing debentures. The Company also may not enter into any equity line of credit with any other investor during the term of the Equity Purchase Agreement, which expires on December 22, 2017.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Securities Purchase Agreement, the Equity Purchase Agreement, the Registration Rights Agreement, the Convertible Bridge Debentures, and the Convertible Commitment Debenture do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which shall be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the second quarter of 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under both headings in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under the heading, “Entry into Securities Purchase Agreement,” under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

Entry into Purchase Orders

On June 16, 2016, EWSD I, a Delaware limited liability company (the “EWSD”) wholly owned by the Company, entered into a purchase order with PrimaCan pursuant to which the EWSD agreed to sell, and PrimaCan agreed to purchase, 30 kilograms of CBD Oil for an aggregate price of $300,000 during the period from October 2016 until June 2017.

On June 24, 2016, EWSD entered into a second purchase order with a customer pursuant to which EWSD agreed to sell, and the customer agreed to purchase, 200 kilograms of CBD Oil for an aggregate price of $2,000,000 during the period from October 2016 until February 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: June 28, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	President and Chief Executive Officer